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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant

                                                      State of       Percentage
                                                   Incorporation     Ownership
                                                   -------------     ----------
Pinnacle Bank (1)                                     Alabama           100%
First General Service(s) Corporation (2)              Alabama           100%
First General Ventures Corporation (2)                Alabama           100%

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(1) Subsidiary of the Registrant.

(2) Subsidiary of Pinnacle Bank.